Exhibit 5.1

94 Solaris Avenue Camana Bay PO Box 1348 Grand Cayman KY1-1108 Cayman Islands T +1 345 949 4123 F +1 345 949 4647

China Xiangtai Food Co., Ltd. c/o Chongqing Penglin Food Co., Ltd. Xinganxian Plaza Building B, Suite 21-1 Lianglukou Yuzhong District Chongqing People's Republic of China 400800

19 December 2019

Our ref:     8036747/76980064/2

Dear Sirs

China Xiangtai Food Co., Ltd. (the Company)

We have acted as the Company's Cayman Islands legal advisers in connection with its registration statement on Form F-1 (together with each amendment to it to date, the Registration Statement) which has been filed with the US Securities and Exchange Commission (the SEC) under the US Securities Act of 1933 (as amended) (the Securities Act).

We are providing this opinion as Exhibit 5.1 to the Registration Statement.

1.	Documents, search and definitions

1.1	We have reviewed a copy of each of the following documents for the purposes of this opinion:

(a)	the Registration Statement;

(b)	a securities purchase agreement dated as of 22 November 2019 (the Securities Purchase Agreement) between the Company and YA II PN, Ltd. (YA II) as buyer;

(c)	a convertible debenture issued by the Company to YA II on 22 November 2019 (the Original Debenture) in a principal amount of US$2,000,000 and with number PLIN-1;

(d)	an amendment agreement in respect of the Original Debenture dated as of 18 December 2019 (the Amendment Agreement) between the Company and YA II as buyer;

(e)	the Company's certificate of incorporation and memorandum and articles of association that were registered on 23 January 2018 and provided to us by the Company;

(f)	the Company's register of directors and officers (the Register of Directors) that was provided to us by the Company;

(g)	the Company's register of members (the Register of Members) that was provided to us by the Company;

(h)	the resolutions in writing of the directors of the Company passed on 21 November 2019 (the Previous Director Resolutions);

(i)	the resolutions in writing of the directors of the Company passed on 18 December 2019 (the Director Resolutions); and

(j)	a certificate of good standing for the Company dated 17 December 2019 (the Certificate of Good Standing) issued by the Registrar (defined below).

1.2	We carried out a search of the Grand Court Register (defined below) in relation to the Company on 17 December 2019 (the Grand Court Search).

1.3	In this opinion:

(a)	agreement includes an agreement, deed or other instrument;

(b)	Companies Law means the Companies Law (2018 Revision) (as amended) of the Cayman Islands;

(c)	Company Records means the Company's memorandum and articles of association, the Register of Directors, the Register of Members and the Certificate of Good Standing;

(d)	Conversion Share means an ordinary share with a par value of US$0.01 in the capital of the Company to be issued to YA II pursuant to the Securities Purchase Agreement and the Debenture;

(e)	Debenture means the Original Debenture as amended by the Amendment Agreement;

(f)	Document means the Securities Purchase Agreement, the Original Debenture or the Amendment Agreement;

(g)	executed means (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;

(h)	Grand Court means the Grand Court of the Cayman Islands;

(i)	Grand Court Register means the Register of Writs and Other Originating Process of the Grand Court maintained by the Clerk of the Grand Court;

(j)	insolvent means, in relation to the Company, that it is unable to pay its debts as they fall due;

(k)	non-assessable means, in relation to a Conversion Share, that the purchase price for which the Company agreed to issue that Conversion Share has been paid in full to the Company and that no further sum is payable to the Company in respect of that Conversion Share;

(l)	Prospectus means the prospectus that forms part of the Registration Statement;

(m)	Registrar means the Registrar of Companies in the Cayman Islands; and

(n)	signed means that a document has been duly signed or sealed.

2.	Assumptions

We have assumed (and have not independently verified) that:

2.1	each document examined by us:

(a)	whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(b)	was (where it was executed or filed after we reviewed it) executed or filed in materially the same form as the last draft of that document examined by us;

2.2	in causing the Company to enter into each Document, each director of the Company:

(a)	acted honestly, in good faith and in what the director believed to be the best interests of the Company;

(b)	exercised the director's powers as a director for a proper purpose; and

(c)	exercised the care, diligence and skill that a reasonable director would exercise in the same circumstances;

2.3	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by each Document in accordance with the Company's articles of association;

2.4	each of the Previous Director Resolutions and the Director Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded and any meeting at which the Previous Director Resolutions or the Director Resolutions were passed was duly convened, held and quorate throughout;

2.5	each document examined by us that has been signed by the Company:

(a)	has been signed by the person(s) authorised by the Company to sign it;

(b)	(where any signatory is a body corporate) it has been signed in accordance with that body corporate's constitution and then current signing authorities; and

(c)	has been dated and unconditionally delivered by the Company;

2.6	there are no documents or arrangements to which the Company is party or resolutions of the Company's directors or shareholders that conflict with, or would be breached by, or which prohibit the Company's entry into, or performance of its obligations under, each Document;

2.7	the Company is not insolvent and will not become insolvent as a result of executing, or performing its obligations under, any Document and no steps have been taken, or resolutions passed, to wind up the Company or appoint a receiver in respect of the Company or any of its assets;

2.8	the Company is not carrying on any activity which requires a licence under any regulatory laws (as defined in the Companies Law);

2.9	the Company is not, nor is it owned or controlled directly or indirectly by, a state or sovereign entity;

2.10	each party to each Document (other than, as a matter of the laws of the Cayman Islands, the Company) has:

(a)	the capacity and power;

(b)	taken all necessary action; and

(c)	obtained or made all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute and perform its obligations under that Document;

2.11	each Document has been authorised and executed by each party to it (other than, as a matter of the laws of the Cayman Islands, the Company);

2.12	the obligations of each party under each Document are legal, valid, binding and enforceable under all applicable laws other than the laws of the Cayman Islands;

2.13	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.14	the choice of the governing law of each Document was made in good faith;

2.15	the information disclosed by the Grand Court Search was at the time of the search, and continues to be, accurate and complete;

2.16	the Company Records were and remain at the date of this opinion accurate and complete; and

2.17	no Conversion Share will be issued for a price which is less than its par value.

3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

3.1	Status: the Company:

(a)	is incorporated under the Companies Law;

(b)	validly exists as an exempted company under the laws of the Cayman Islands;

(c)	is a separate legal entity and is subject to suit in its own name; and

(d)	is in good standing with the Registrar.

For the purposes of this opinion, good standing means only that the Company is listed on the register of companies maintained by the Registrar and has paid its annual filing fee to the Registrar for the current year.

3.2	Issuance of Conversion Shares:

(a)	the Company has duly authorised the issuance of each Conversion Share;

(b)	when each Conversion Share has been issued and paid for as contemplated by the Securities Purchase Agreement and the Debenture, it will be validly issued, fully paid and non-assessable; and

(c)	when the Company's register of members has been updated to record the issuance of each Conversion Share to YA II, YA II will be deemed to have legal title to that Conversion Share.

4.	Qualifications and observations

This opinion is subject to the following qualifications and observations.

4.1	This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, winding up, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.

4.2	Where a director of a Cayman Islands company fails to disclose an interest in a transaction entered into by the company, the transaction is voidable.

4.3	The Grand Court may

(a)	hold that despite any term of an agreement to the contrary:

(i)	any certificate, calculation, determination or designation of any party to the agreement is not conclusive, final and/or binding;

(ii)	any person exercising any discretion, judgment or opinion under the agreement must act in good faith and in a reasonable manner; and

(iii)	any power conferred by the agreement on one party to require another party to execute any documents or do any things the first party requires must be exercised reasonably; and

(b)	imply terms (for example, good faith between parties in relation to the performance of obligations) into an agreement governed by Cayman Islands law.

4.4	Where a foreign law is expressly selected to govern an agreement:

(a)	matters of procedure upon enforcement of the agreement and assessment or quantification of damages will be determined by the Grand Court in accordance with Cayman Islands law;

(b)	the proprietary effects of the agreement may be determined by the Grand Court in accordance with the domestic law of the place where the relevant property is taken to be located;

(c)	the mode of performance of the agreement may be determined by the Grand Court in accordance with the law of the place of performance; and

(d)	that law may not be applied by the Grand Court to non-contractual obligations arising out of the agreement (even if it is expressly selected to do so).

4.5	The Grand Court may:

(a)	stay or set aside proceedings where:

(i)	there is a more appropriate forum than the Cayman Islands where the action should be heard;

(ii)	earlier or concurrent proceedings have been commenced outside the Cayman Islands; or

(iii)	there has already been a final and conclusive judgment given on the merits by a foreign court of competent jurisdiction according to Cayman Islands conflicts of laws rules; and

(b)	grant injunctions restraining the commencement or continuance of proceedings outside the Cayman Islands.

4.6	The Grand Court Search will not reveal (among other things) if:

(a)	proceedings filed with the Grand Court have not been entered in the Grand Court Register;

(b)	any application to the Grand Court for a winding up petition or for the appointment of a receiver in respect of the Company has been prepared but not yet filed;

(c)	any proceedings against the Company have been threatened but not filed;

(d)	the Company is in voluntary liquidation;

(e)	a receiver had been appointed under a debenture or other security agreement in respect of the assets of the Company; or

(f)	the Company is a defendant or respondent to any arbitration proceedings.

5.	Limitations

5.1	This opinion is limited to the matters expressly stated in it and it is given solely in connection with the Registration Statement and each Document.

5.2	For the purposes of this opinion, we have only examined the documents listed in paragraph 1.1 above and carried out the Grand Court Search. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in any Document and we offer no opinion on any such term or document.

5.3	We offer no opinion:

(a)	on whether the commercial terms of any Document reflect or achieve the intentions of the parties (unless otherwise expressly stated in this opinion);

(b)	on any factual statement, representation or warranty made or given in any Document unless otherwise expressly stated in this opinion;

(c)	as to whether the parties to any Document will be able to perform their obligations under it; or

(d)	as to the title or interest of any party to or in, or the existence or value of, any property or collateral the subject of any Document.

5.4	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the Cayman Islands or the effect of any Document under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in any Document.

5.5	We assume no obligation to advise the Company (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.

6.	Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, laws in force in the Cayman Islands on the date of this opinion.

7.	Consent

7.1	This opinion is addressed to the Company in connection with each Document and the issuance of the IPO Shares and the Warrant Shares.

7.2	We consent to:

(a)	the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement; and

(b)	reference to us being made in the sections of the Prospectus under the headings Legal Matters and Enforceability of Civil Liabilities and elsewhere in the Prospectus.

In giving this consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated by the SEC under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes

Mourant Ozannes